                                                                                                    EXHIBIT NUMBER (11)
                                                                                                    TO 6/30/97 FORM 10-Q

        NORTHERN TRUST CORPORATION
    COMPUTATION OF PER SHARE EARNINGS






                                                      Second Quarter Ended June 30                  Six Months Ended June 30
                                                   ----------------------------------          -----------------------------------
                                                         1997              1996                      1997                1996
                                                   ----------------   ---------------          ----------------     --------------
Computations Required by
---------------------------
Regulation S-K
--------------

Primary Earnings Per Share
---------------------------

Net Income Applicable to
  Common Shares                                        $ 74,133,239      $ 62,198,882              $144,701,157       $122,444,451
                                                   ================   ===============          ================     ==============
Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

     Common Shares                                      111,029,616       112,409,954               110,979,939        112,463,160

     Dilutive Effect of Common
      Equivalent Shares (A)

     Stock Options                                        2,670,631         1,778,748                 2,761,095          1,813,646

     Long Term Performance Stock Plan                       540,984           587,468                   581,752            557,432

     Other                                                  242,610           113,264                   244,163            101,416
                                                   ----------------   ---------------          ----------------     --------------

                                                        114,483,841       114,889,434               114,566,949        114,935,654
                                                   ================   ===============          ================     ==============

Net Income Per Common and
   Common Equivalent Share                                    $0.65             $0.54                     $1.26              $1.07
                                                   ================   ===============          ================     ==============

     (A) Determined by application of the treasury stock method.

                                                             EXHIBIT NUMBER (11)
                                                            TO 6/30/97 FORM 10-Q

    NORTHERN TRUST CORPORATION
 COMPUTATION OF PER SHARE EARNINGS



                                                          Second Quarter Ended June 30           Six Months Ended June 30
                                                          -----------------------------        -----------------------------
                                                             1997               1996               1997             1996
                                                          ----------         ----------        -----------      ------------
Computations Required by
------------------------
Regulation S-K
---------------

Fully Diluted Earnings Per Share
--------------------------------

Net Income Applicable to
      Common Shares                                       $74,133,239        $62,198,882       $144,701,157     $122,444,451

Add Back:  Dividend on Series E Convertible                                                                           14,756
   Preferred Stock                                        -----------        -----------       ------------     ------------
                                                          $74,133,239        $62,198,882       $144,701,157     $122,459,207
                                                          ===========        ===========       ============     ============

Weighted Average Number of Common
   and Common Equivalent Shares Outstanding

             Common Shares                                111,029,616        112,409,954        110,979,939      112,463,160

             Dilutive Effect of Common
               Equivalent Shares (A)

             Stock Options                                  2,907,179          2,001,912          2,997,074        2,064,710

             Long Term Performance Stock Plan                 593,903            627,454            608,212          583,948

             Other                                            259,732            131,830            252,724          113,776

   Other Potentially Dilutive Securities

             Equivalent Shares Assuming Conversions of
             Series E convertible Preferred Stock                                                                    383,954
                                                         ------------        -----------       ------------     ------------
                                                          114,790,430        115,171,150        114,837,949      115,609,548
                                                         ============        ===========       ============     ============
Net Income Per Common and
      Common Equivalent Share                                   $0.65              $0.54              $1.26            $1.06
                                                         ============        ===========       ============     ============

          (A) Determined by application of the treasury stock method.
